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                                                                     EXHIBIT 5.1





                                  May 21, 2001

Williams Communications Group, Inc.
One Williams Center
Tulsa, Oklahoma 74172

            Re:      Williams Communications Group, Inc.
                     Senior Reset Notes Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

         I am General Counsel of Williams Communications Group, Inc., a Delaware corporation (the "Company"), and I, or attorneys responsible to me, have acted as counsel for the Company in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of up to $1,500,000,000 aggregate offering price of our 8.25% senior reset notes (the "Senior Reset Notes"). The Senior Reset Notes will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

         In reaching the conclusions expressed in this opinion, I or persons responsible to me, have examined (i) the Registration Statement, (ii) the Indenture relating to the Senior Reset Notes filed as an exhibit to the Registration Statement (the "Indenture"), (iii) the Remarketing and Registration Rights Agreement filed as an exhibit to the Registration Statement and (iv) such other documents as I or persons responsible to me have deemed necessary for purposes of this opinion. In addition, I or persons responsible to me have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

         Based on the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that:

         The Senior Reset Notes have been duly authorized by all necessary corporate action and are the valid and binding obligations of the Company entitled to the benefits of the Indenture.

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Williams Communications Group, Inc.
May 21, 2001
Page 2

         The opinion set forth above is subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         I am a member of the bar of the State of Oklahoma, and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the laws of the United States of America, insofar as such laws are applicable.

         I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and related prospectus filed with the Securities and Exchange Commission and to the reference to me under the caption "Legal Matters" therein. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any, duty to advise you as to changes of fact or law coming to my attention after the date hereof.

                                             Sincerely,



                                             /S/ P. DAVID NEWSOME, JR.
                                             -------------------------
                                             P. David Newsome, Jr.
                                             General Counsel of
                                             Williams Communications Group, Inc.